WARRANT AGREEMENT

     THIS WARRANT AGREEMENT, dated as of July 2, 2001, by and between CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Issuer"), and ABILENE INVESTMENTS CORP. (the "Warrant Holder"),

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS, pursuant to a Share Subscription and Redemption Agreement, dated as of June 19, 2001 (the "Purchase Agreement"), the Warrant Holder acquired certain shares (the "Shares") of common stock of Gordon Acquisition Corp., previously a wholly-owned subsidiary of the Issuer; and

     WHEREAS, pursuant to a Purchase Option Agreement, dated as of July 2, 2001 (the "Option Agreement"), the Warrant Holder granted to the Issuer an option to purchase the Shares (the "Option"); and

     WHEREAS, in consideration for the Option, the Issuer has agreed to execute and deliver this Warrant Agreement and to issue to the Warrant Holder the Warrants hereinafter described;

     NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

     SECTION 1. Definitions. The following terms used herein shall have the meanings indicated below, unless the context otherwise requires:

          "Affiliate" shall have the meaning set forth in Rule 144 adopted by the Commission pursuant to the Securities Act.

          "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banks in New York, New York are not authorized to conduct business or are required to be closed.

          "Commission" shall mean the Securities and Exchange Commission or any entity succeeding to any or all of its functions.

          "Common Stock" shall mean the common stock, $.001 par value, of the Issuer.

          "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Convertible Securities" shall mean any stock or other securities convertible into or exchangeable for shares of Common Stock.

          "Current Market Price Per Share" shall have the meaning specified in
     Section 7 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute.

          "Exercise Price" shall mean the exercise price of a Warrant, which shall be equal to (i) $0.50 per Warrant Share if the Issuer does not consummate a Rights Offering prior to the Expiration Date and (ii) $0.10 per Warrant Share if the Issuer, after obtaining the prior approval with respect to the Rights Offering and the increase in the number of Warrants issuable hereunder as a result thereof from the holders of a majority of the outstanding stock of the Issuer entitled to vote thereon, consummates a Rights Offering prior to the Expiration Date, in each case subject to adjustment as provided in Section 11 hereof.

          "Expiration Date" shall mean (i) if the Issuer exercises the Option prior to the expiration thereof, the date of the closing of the exercise of the Option under the Option Agreement and (ii) if the Issuer does not exercise the Option prior to the expiration thereof, the fifth day after the one year anniversary of the date hereof, in each case, if such day is not a Business Day, the next succeeding Business Day.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, ___ legislative, ___ judicial, ___ regulatory or administrative functions of or pertaining to government.

          "Mandatory Exercise Threshold" shall mean One Dollar ($1.00).

          "Person" shall mean any natural person, corporation, partnership, limited liability company, trust or other entity.

          "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Rights" shall mean any rights to subscribe for or to purchase, or any options or warrants for the purchase of, shares of Common Stock or Convertible Securities.

          "Rights Offering" shall mean a public offering by the Issuer to the holders of record of Common Stock of the right to subscribe for newly issued shares of Common Stock (or any other security or lending arrangement that provides rights to convert to Common or Preferred Stock) and/or a private placement by the Issuer of its securities.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute.

          "Total Warrants" shall mean (i) Four Hundred Thousand (400,000) if the Issuer does not consummate a Rights Offering prior to the Expiration Date and (ii) Two Million Two Hundred Forty Thousand (2,240,000) if the Issuer, after obtaining the prior approval with respect to the Rights Offering and the increase in the number of Warrants issuable hereunder as a result thereof from the holders of a majority of the outstanding stock of the Issuer entitled to vote thereon, consummates a Rights Offering prior to the Expiration Date.

          "Trading Day" shall mean a day on which the securities market on which the Common Stock is listed is open for trading.

          "Warrant" shall mean a warrant issued pursuant to this Warrant Agreement entitling the record holder thereof to purchase from the Issuer at the Warrant Office one (1) share of Common Stock per Warrant (subject to adjustment as provided in Section 11 hereof) at the Exercise Price at any time before 5:00 P.M. local time on the Expiration Date.

          "Warrant Certificate" shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit A hereto, with such changes therein as may be required to reflect any adjustments made pursuant to
     Section 11 hereof.

          "Warrant Office" shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 5 East 80th Street, New York, New York 10021, which office or agency may be changed by the Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

          "Warrant Register" shall mean the register maintained by the Issuer at the Warrant Office.

          "Warrant Shares" shall mean the shares of Common Stock issuable or issued upon exercise of all or any of the Warrants as the number and/or type of such shares may be adjusted from time to time pursuant to Section 11 hereof.


     SECTION 2. Representations and Warranties. The Issuer hereby represents and warrants to the Warrant Holder as follows:

          (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificate, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificate.

          (b) The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificate, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action on the part of the Issuer and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of a lien upon the assets of the Issuer pursuant to, any Requirement of Law or any Contractual Obligation binding upon the Issuer.

          (c) This Warrant Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity (whether such remedies are sought in a proceeding at law or in equity) and (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock.

     SECTION 3. Issuance of Warrants. The Issuer hereby agrees to issue and deliver to the Warrant Holder on the date hereof Warrants evidencing rights to purchase a number of shares of Common Stock equal to the Total Warrants, subject to adjustment as provided in Section 11 hereof, at any time on or before 5:00 P.M., New York City time, on the Expiration Date at a price per share equal to the Exercise Price. On the date hereof, the Issuer shall deliver to the Warrant Holder a Warrant Certificate evidencing the Warrants that the Warrant Holder is entitled to receive in accordance with the terms hereof.

     SECTION 4. Registration, Transfer and Exchange of Certificates.

          (a) The Issuer shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the date hereof the Issuer shall register the outstanding Warrants and Warrant Certificates in the name of the Warrant Holder. The Issuer may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and of the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

          (b) Subject to Section 13 hereof, the Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such warrants to the Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by Warrant Certificate(s) surrendered for transfer are to be transferred, new Warrant Certificate(s) shall be issued to the holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

          (c) Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

          (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in Section 13(b) hereof, each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate presented for transfer or exchange bore such legend.

     SECTION 5. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and, if reasonably requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate for which such substitution was made bore such legend.

     SECTION 6. Duration and Exercise of Warrants.

          (a) The Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day at any time from and after the date hereof and prior to 5:00 P.M. in New York City on the Expiration Date.

          (b) Subject to the provisions of this Warrant Agreement, upon presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof, to the Issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America, the Issuer shall issue and cause to be delivered to or upon the written order of the registered holder(s) of such Warrants and in such name or names as such registered holder(s) may designate, a certificate for the Warrant Shares issued upon such exercise of such Warrants. Any Person(s) so designated to be named therein shall be deemed to have become holder(s) of record of such Warrant Shares as of the date of exercise of such Warrants. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Warrant Certificate, shall be delivered to the registered holder within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the registered holder and shall be registered in the name of the registered holder or such other name as shall be designated by such registered holder.

          (c) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. Each new Warrant Certificate so issued shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate presented in connection with partial exercise thereof bore such legend. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

          (d) In lieu of physical delivery of the Warrants, provided that Issuer's transfer agent is participating in The Depository Trust Company ("DTC") Shares Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder and in compliance with the provisions hereof, the Issuer shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares to the Warrant Holder by crediting the account of the Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein.

          (e) To the extent the Warrants have not been previously exercised, if
     (i) the Issuer gives notice of its election to exercise the Option in accordance with the provisions of the Option Agreement, (ii) the Common Stock has not been the subject of a reverse stock split effected after the date hereof in a ratio of greater than 10 to 1, (iii) the Rights Offering has been consummated and (iv) the Current Market Price Per Share has exceeded the Mandatory Exercise Threshold for a period of at least ten (10) consecutive Trading Days from and after the date the Issuer gives notice of its election to exercise the Option in accordance with the provisions of the Option Agreement, the Warrants shall be subject to mandatory exercise by the Warrant Holder from and after the tenth (10th) such Trading Day, at such time until the Expiration Date as the Issuer may determine in its discretion, provided that notice of any such mandatory exercise shall be given by the Issuer to the Warrant Holder no later than three (3) Business Days prior to such mandatory exercise.

          (f) To the extent the Warrants have not been previously exercised, if
     (i) the Issuer has filed the Registration Statement referred to in Section 14 hereof and such Registration Statement has been declared effective by the Commission, (ii) the Common Stock has not been the subject of a reverse stock split effected after the date hereof in a ratio of greater than 10 to 1, (iii) the Rights Offering has been consummated and (iv) the Current Market Price Per Share has exceeded the Mandatory Exercise Threshold for a period of at least ten (10) consecutive Trading Days from and after the effective date of such Registration Statement, the Warrants shall be subject to mandatory exercise by the Warrant Holder prior to the expiration of the Option, provided that notice of any such mandatory exercise shall be given by the Issuer to the Warrant Holder no later than five (5) Business Days after the tenth (10th) such Trading Day. In the event of any mandatory exercise of the Warrants pursuant to this clause (f), the Issuer shall permit the Warrant Holder to effect payment of the aggregate Exercise Price through the means of a broker's cashless exercise transaction.

          (g) In the event of a mandatory exercise under clause (e) of this section of all of the Warrants, the Issuer shall permit the Warrant Holder to effect payment of the aggregate Exercise Price by means of delivering to the Issuer, free and clear of all liens and encumbrances, the certificate(s) for the Shares, duly endorsed for transfer in favor of the Issuer or accompanied by a duly executed stock power with respect to such certificate(s) in favor of the Issuer.

     SECTION 7. No Fractional Shares. The Issuer shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants but may pay for any such fraction of a share an amount in cash equal to the Current Market Price Per Share multiplied by such fraction. The "Current Market Price Per Share" on any date shall be deemed to be, for any day, the last bid price for the Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers National Market System, or, if the Common Stock shall not be listed on such system, the closing bid price of the Common Stock in the over-the-counter market.

     SECTION 8. Payment of Taxes. The Issuer shall pay all taxes (other than any applicable income or similar taxes payable by the holders of the Warrants or Warrant Shares) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants; provided that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

     SECTION 9. Reservation and Issuance of Warrant Shares.

          (a) The Issuer will at all times have authorized, and reserve and keep available for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

          (b) Before taking any action which would cause an adjustment pursuant to Section 11 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Issuer will take any corporate action which may be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price, as so adjusted.

          (c) The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement, be duly and validly issued, fully paid and nonassessable and free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created (whether by affirmative action or inaction) by the Issuer and shall not have any legends or restrictions on resale, except as required by
     Section 13(b) hereof.

          (d) The Issuer shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrants upon the national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of the Warrants) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants.

     SECTION 10. Obtaining of Governmental Approvals and Stock Exchange Listings. The Issuer will, at its own expense, (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Issuer in order to satisfy its obligations hereunder and (b) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange or over-the-counter market, if any, on which the Common Stock is then listed if such listing is permitted by applicable law, regulation or rule.

     SECTION 11. Adjustment of Exercise Price and Number of Warrant Shares Purchasable. Prior to the Expiration Date, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 11.

          (a) In the event that the Issuer shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in Common Stock, Convertible Securities or other Rights, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of Common Stock, Convertible Securities or other Rights, then, in each such event, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Issuer which the holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

          (b) If at any time, as a result of an adjustment made pursuant to this
     Section 11, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Issuer other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 11, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

          (c) Whenever the number of Warrant Shares purchasable upon the exercise of each warrant is adjusted pursuant to Section 11(a) hereof, the Exercise Price per Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately after such adjustment; provided, however, that in no event shall the Exercise Price be adjusted to an amount which is less than the par value of the Common Stock.

          (d) In the event of any capital reorganization of the Issuer, or of any reclassification of the Common Stock (other than a reclassification referred to in Section 11(a)(iv) above), or in case of the consolidation of the Issuer with or the merger of the Issuer with or into any other corporation or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other Person, each Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for Warrant Shares, be exercisable, upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants. The Issuer shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Issuer under this Warrant Agreement. The provisions of this paragraph (d) shall apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

          (e) In case the Issuer shall issue any shares of Common Stock in any Rights Offering after the date hereof at a price per share less than the Exercise Price, (i) the Exercise Price shall be appropriately adjusted by decreasing (but not increasing) the Exercise Price to such lower price per share, and (ii) the number of Warrant Shares shall be adjusted to be equal to the quotient obtained by dividing (x) $224,000 by (y) such lower price per share. An adjustment made pursuant to clause (e) shall be made the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance.

          (f) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrant

     Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

          (g) If any question shall at any time arise with respect to the adjusted Exercise Price or Warrant Shares issuable upon exercise, such question shall be determined by the independent auditors of the Issuer and such determination shall be binding upon the Issuer and the holders of the Warrants and the Warrant Shares.

     SECTION 12. Notices to the Warrant Holder. Upon any adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to
Section 11 hereof the Issuer shall promptly, but in any event within ten (10) Business Days thereafter, cause to be given to the Warrant Holder, at its address appearing on the Warrant Register by first-class mail, postage prepaid, a certificate signed by its chief financial officer setting forth the Exercise Price as so adjusted and/or the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
Section 12.

     In the event:

          (a) the Issuer shall authorize issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Issuer or of any other subscription rights or warrants; or

          (b) the Issuer shall authorize a dividend or other distribution to all holders of Common Stock payable in evidences of its indebtedness, cash or assets; or

          (c) of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

          (e) the Issuer shall authorize any other action which would require an adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to Section 11 hereof;

then the Issuer shall cause to be given to the Warrant Holder at its address appearing on the Warrant Register, at least twenty (20) Business Days prior to the applicable record date hereinafter specified (or as expeditiously as possible after the occurrence of any involuntary dissolution, liquidation or winding up referred to in clause (d) above), by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective (or has become effective, in the case of any involuntary dissolution, liquidation or winding up) and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this
Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

     SECTION 13. Restrictions on Transfer.

          (a) The Warrant Holder represents that it is not acquiring the Warrants (and upon any exercise of the Warrants, each holder represents that it will not be acquiring the Warrant Shares) with a view to any distribution or public offering within the meaning of the Securities Act but subject to any requirement of law that the disposition of its property shall at all times be within its control. The Warrant Holder acknowledges that the Warrant Shares issuable upon exercise of the Warrants have not as of the date hereof been registered under the Securities Act and agrees that it will not sell or otherwise transfer any of its Warrant Shares except upon the terms and conditions specified herein.

          (b)

               (i) The Warrant Holder agrees, and each subsequent transferee described in paragraph (ii) below shall agree, that it will not transfer any Warrant Shares except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act (as confirmed in an opinion of counsel reasonably acceptable to the Issuer to the transferor to the effect that the proposed transfer may be effected without registration under the Securities Act) or pursuant to an effective registration statement under the Securities Act.

               (ii) Each Warrant Certificate and each certificate for the Warrant Shares (unless the legal opinion delivered in connection therewith is to the effect that the first paragraph of such legend is not required in order to ensure compliance with the Securities Act) shall include a legend in substantially the following form:

         THE WARRANTS AND UNDERLYING SHARES (SUBJECT TO SECTION 14 OF THE WARRANT AGREEMENT (AS DEFINED BELOW)) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

         IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JULY 2, 2001 (THE "WARRANT AGREEMENT"), BETWEEN THE ISSUER

         AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.


     SECTION 14. Registration of Warrant Shares.

          (a) The Issuer shall, at the Issuer's expense, register under the Securities Act the Warrant Shares and in that connection shall file a registration statement with respect to the Warrant Shares (the "Registration Statement") with the Commission (i) by no later than the date on which the registration statement with respect to the shares of Common Stock offered in the Rights Offering is filed, if the Issuer consummates a Rights Offering prior to September 1, 2001, and (ii) by no later than November 1, 2001 if the Issuer does not consummate a Rights Offering prior to September 1, 2001 (in each case, the "Filing Date"). The Issuer shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof. The number of shares of Common Stock included in the Registration Statement shall at all times be at least equal to the number of Warrant Shares. Notice of effectiveness of the Registration Statement shall be furnished promptly to the Warrant Holder. The Issuer shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement and from time to time will amend or supplement such Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act to permit the resale of the Warrant Shares by the Warrant Holder. The Issuer shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement with respect to the Warrant Shares until all of the Warrant Shares have been sold by the Warrant Holder pursuant thereto or such date as all of the Warrant Shares may be sold by Warrant Holder without registration.

          (b) As a condition to the inclusion of the Warrant Shares in the Registration Statement, the Warrant Holder shall furnish to the Issuer such information with respect to the Warrant Holder as is required to be disclosed in the Registration Statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the Commission.

     SECTION 15. Amendments and Waivers. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the holders of a majority of the then outstanding Warrants.

     SECTION 16. Notices.

          (a) Any notice or demand to be given or made by the holders of the Warrants or the Warrant Shares to the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) addressed to the Issuer at the Warrant Office.

          (b) Any notice to be given by the Issuer to the Warrant Holder shall be sufficiently given if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) addressed to such holder as such holder's name and address shall appear on the Warrant Register.

     SECTION 17. Binding Effect; Third Party Rights. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Issuer, its successors and assigns, the Warrant Holder, the registered holders from time to time of the Warrants and the Warrant Shares.

     SECTION 18. Termination. This Warrant Agreement shall terminate and be of no further force and effect at 5:00 P.M. New York City time on the Expiration Date or the date on which none of the Warrants shall be outstanding (whether by reason of the involuntary conversion thereof or the expiration thereof by the Issuer).

     SECTION 19. Counterparts. This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 20. Governing Law. This Warrant Agreement and each Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof.

     SECTION 21. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Warrant Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

                                             CHROMATICS COLOR SCIENCES
                                             INTERNATIONAL, INC.

                                             By:_____________________________
                                                 Darby S. Macfarlane
                                                 Chairperson




                                             ABILENE INVESTMENTS CORP.

                                             By:______________________________
                                             Name:
                                             Title:

                                    EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS AND UNDERLYING SHARES (SUBJECT TO SECTION 14 OF THE WARRANT AGREEMENT (AS DEFINED BELOW)) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JULY 2, 2001 (THE "WARRANT AGREEMENT"), BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.



                               WARRANT CERTIFICATE

                               Evidencing Warrants
                           to Purchase Common Stock of

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.


No. ___-___ Warrants

     This Warrant Certificate certifies that
______________________________________ ___________________, or registered assigns, is the registered holder of ________________ Warrants (the "Warrants") to purchase Common Stock, $.001 par value (the "Common Stock"), of CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Issuer"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Issuer at any time prior to 5:00 P.M., New York City time at the Warrant Office, on the Expiration Date (as defined in the Warrant Agreement), one fully paid and nonassessable share of the Common Stock of the Issuer (the "Warrant Shares") at a price per Warrant Share equal to the Exercise Price (as defined in the Warrant Agreement), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the principal place of business of the Issuer (the "Warrant Office"). The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement referred to below.

     The Issuer may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

     Warrant Certificates, when surrendered at the Warrant Office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of June __, 2001, by and between the Issuer and the Warrant Holder named therein (the "Warrant Agreement"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders.

              [The remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                             CHROMATICS COLOR SCIENCES
                                             INTERNATIONAL, INC.

                                             By:_____________________________
                                             Name:
                                             Title:
(CORPORATE SEAL)

ATTEST:


--------------------------------
Name:
Title:

                                    ANNEX TO
                               WARRANT CERTIFICATE



                         [FORM OF ELECTION TO PURCHASE]

                    (To be executed upon exercise of Warrant)


     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______________ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of __________________________ whose address is _______________ and that such certificate be delivered to ________________ whose address is ______________________ __________________________________. If said number of
Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of _________________________ whose address is
______________________________________ and that such Warrant Certificate be delivered to _______________________ whose address is
_______________________________.



                                        Signature:__________________________


     (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

                                         Date:______________________________